EXHIBIT 10.2
                                                                    ------------

                            FRANKLIN RESOURCES, INC.
                       2002 UNIVERSAL STOCK INCENTIVE PLAN
                      RESTRICTED STOCK UNIT AWARD AGREEMENT
                      -------------------------------------


This Restricted Stock Unit Award Agreement (this "Agreement") is made as of the Award Date set forth in the Notice of Restricted Stock Unit Award (the "Notice of Award") between Franklin Resources, Inc. (the "Company") and the Participant named therein ("Participant").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company has adopted the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the "2002 Plan"),
authorizing the grant of Restricted Stock Units ("Units") to eligible individuals in connection with the performance of services for the Company and its Subsidiaries, as defined in said 2002 Plan, which is incorporated herein by this reference (capitalized terms used but not defined in this Agreement have the meaning set forth in the 2002 Plan); and

     WHEREAS, the Company recognizes the efforts of Participant on behalf of the Company and its Subsidiaries and desires to motivate Participant in Participant's work and provide an inducement to remain in the service of the Company and its Subsidiaries; and

     WHEREAS, the Company has determined that it would be to the advantage and in the interest of the Company and its shareholders to award the Units provided for in this Agreement to Participant (the "Award"), subject to restrictions, as a reward and an incentive for increased efforts and successful achievements;

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. RESTRICTED STOCK UNIT AWARD. The Company is issuing to Participant Units as set forth in the Notice of Award, subject to the rights of and limitations on Participant as owner thereof as set forth in this Agreement.

     2. TRANSFER RESTRICTION.

     (a) The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Participant may designate a beneficiary of the Units in the event of Participant's death on the beneficiary designation form included in the Notice of Award. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of Participant.

     (b) Participant acknowledges that, from time to time, the Company may be in a "Blackout Period" and/or subject to applicable securities laws that could subject the Participant to liability for engaging in any transaction involving the sale of the Company's shares. Participant further acknowledges and agrees that, prior to the sale of any shares acquired under this Award, it is Participant's responsibility to determine whether or not such sale of shares will subject Participant to liability under insider trading rules or other applicable securities laws.

     3. VESTING.

     (a) The Units shall become vested in accordance with the Vesting Schedule in the Notice of Award so long as Participant maintains Continuous Status as an Employee of the Company or a Subsidiary.

     (b) If Participant ceases to maintain Continuous Status as an Employee of the Company or any of its Subsidiaries for any reason other than death or disability (as described in subparagraph (c)), all Units to the extent not yet vested under subparagraph (a) on the date Participant ceases to be a full-time employee shall be forfeited by Participant without payment of any consideration to Participant therefor. Any Units so forfeited shall be canceled and returned to the status of authorized but unissued shares, to be held for future distributions by the Company's 2002 Plan.

     (c) If Participant dies or in the event of termination of Participant's Continuous Status as an Employee as a result of disability (as determined by the Board in accordance with the policies of the Company) while a full-time employee of the Company or any of its Subsidiaries, the Units awarded hereunder shall become fully vested as of the date of death or termination of employment on account of such disability. Unless changed by the Board, "disability" means that Participant ceases to be an employee on account of permanent and total disability as a result of which Participant shall be eligible for payments under the Company's long term disability policy.

     4. CONVERSION OF UNITS AND ISSUANCE OF SHARES. Upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date
(the "Stock"), subject to the terms and provisions of the 2002 Plan and this Agreement. Thereafter, the Company will transfer such Shares to Participant upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional share of Stock.

     5. RIGHT TO SHARES. Participant shall not have any right in, to or with respect to any of the shares of Stock (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such shares of Stock to Participant.

     6. WITHHOLDING OF TAXES.

     (a) GENERAL. Participant is ultimately liable and responsible for all taxes owed by Participant in connection with the Units awarded, regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Units awarded. Neither the Company nor any of its Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Units awarded or the subsequent sale of any of the shares of Stock. The Company and its Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate Participant's tax liability.

     (b) PAYMENT OF WITHHOLDING TAXES. Prior to any event in connection with the Units awarded (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the "Tax Withholding Obligation"), Participant must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

          (i) BY SHARE WITHHOLDING. Unless Participant determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Participant authorizes the Company (in the exercise of its sole discretion) to withhold from those shares of Stock issuable to Participant the whole number of shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. Participant acknowledges that the withheld shares may not be sufficient to satisfy Participant's minimum Tax Withholding Obligation. Accordingly, Participant agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of shares described above. Share withholding will generally be used to satisfy the minimum Tax Withholding Obligation of individuals subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (ii) BY SALE OF SHARES. Unless Participant determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Participant's acceptance of the Award constitutes Participant's instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on Participant's behalf a whole number of shares from those shares of Stock issuable to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. Participant will be responsible for all broker's fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Participant's minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and
that  the  proceeds  of  any  such  sale  may  not  be   sufficient  to  satisfy
Participant's minimum Tax Withholding Obligation. Accordingly, Participant agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the minimum Tax Withholding Obligation that is not satisfied by the sale of shares described above.

          (iii) BY CHECK, WIRE TRANSFER OR OTHER MEANS. At any time not less than five (5) business days (or such fewer number of days as determined by the Committee or its designee) before any Tax Withholding Obligation arises (e.g., a vesting date), Participant may elect to satisfy Participant's minimum Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the minimum Tax Withholding Obligation by
(x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee or its designee.

     5. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing contained in the 2002 Plan or this Agreement shall be interpreted as imposing any liability on the Company or the Committee in favor of any Participant or any purchaser or other transferee of Stock with respect to any loss, cost or expense which such Participant or purchaser may incur in connection with, or arising out of any transaction involving any shares of Stock subject to the 2002 Plan or this Agreement.

     6. INTEGRATION. The terms of the 2002 Plan and this Agreement are intended by the Company and Participant to be the final expression of their agreement with respect to the Units and may not be contradicted by evidence of any prior or contemporaneous agreement. The Company and Participant further intend that the 2002 Plan and this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving the 2002 Plan or this Agreement. Accordingly, the 2002 Plan and this Agreement contain the entire understanding between the parties and supersede all prior oral, written and implied agreements, understandings, commitments and practices among the parties.

     7. WAIVERS. Any failure to enforce any terms or conditions of the 2002 Plan or this Agreement by the Company or by Participant shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power for all or any other times.

     8. SEVERABILITY OF PROVISIONS. If any provision of the 2002 Plan or this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof; and the 2002 Plan and this Agreement shall be construed and enforced as if neither of them included such provision.

     9. COMMITTEE DECISIONS CONCLUSIVE. All decisions of the Committee arising under the 2002 Plan or under this Agreement shall be conclusive.

     10. MANDATORY ARBITRATION. To the extent permitted by law, any dispute arising out of or relating to this Agreement, including its meaning or interpretation, shall be resolved solely by arbitration before an arbitrator selected in accordance with the rules of the American Arbitration Association. The location for the arbitration shall be in the county or comparable jurisdiction of Participant's employment. Judgment on the award rendered may be entered in any court having jurisdiction. Each party shall pay an equal share of the arbitrator's fees. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph. The provisions of this paragraph are intended by Participant and Company to be exclusive for all purposes and applicable to any and all disputes arising out of or relating to this Agreement. The arbitrator who hears and decides any dispute shall have jurisdiction and authority only to award compensatory damages to make whole a person or entity sustaining foreseeable economic damages, and, shall not have jurisdiction and authority to make any other award of any type, including without limitation, punitive damages, unforeseeable economic damage, damages for pain, suffering or emotional distress, or any other kind or form of damages. The remedy, if any, awarded by the arbitrator shall be the sole and exclusive remedy for any dispute which is subject to arbitration under this paragraph.

     11. DELAWARE LAW. The 2002 Plan, the Notice of Award and this Agreement shall be construed and enforced according to the laws of the State of Delaware to the extent not preempted by the federal laws of the United States of America.

                            FRANKLIN RESOURCES, INC.
                       2002 UNIVERSAL STOCK INCENTIVE PLAN
                      NOTICE OF RESTRICTED STOCK UNIT AWARD

     Participant's Name:
     Address:



     Franklin Resources, Inc. (the "Company") recognizes your efforts and contributions on behalf of the Company and its Subsidiaries and, as a reward and an incentive for increased efforts and successful achievements, has awarded you Restricted Stock Units as described in the Restricted Stock Unit Award Agreement (the "Award Agreement") and this Notice of Restricted Stock Unit Award (collectively, the "Award") as follows:

     Award Number                         ______________________________________

     Award Date                           ______________________________________

     Total Number of Restricted Stock
     Units Awarded (the "Units")          ______________________________________

     VESTING SCHEDULE
     ----------------

     Subject to the Participant's continued employment with the Company and other limitations set forth in the Award, the Award Agreement and the 2002 Plan, the Shares /1/ shall vest in accordance with the following schedule:

     One Hundred Percent (100%) of the Shares shall vest on September 28, 2007 unless subject to earlier vesting as provided for below. An accelerated vesting of the Shares will occur as described below if either or both of the following performance goals are achieved:

     One-third of the number of Shares granted pursuant to this Award (rounded upwards to the next highest whole number of Shares) (the "First Vesting Shares") shall vest (the "2005 Fiscal Year Operating Income Goal") if Operating Income (as defined below) for the fiscal year of the Company ending September 30, 2005 (the "2005 Fiscal Year") is at least 15% greater than Operating Income (as defined below) for the fiscal year of the Company ended September 30, 2004 (the "2004 Fiscal Year"). This accelerated vesting, if any, will be effective on the later of December 15, 2005 or ten (10) business days after the release of the annual financial statements included in the Company's Annual Report on Form 10-K for the 2005 Fiscal Year (the "First Vesting Date"). If the 2005 Fiscal Year Operating Income Goal is not met by the First Vesting Date, there shall be no acceleration of the vesting of the First Vesting Shares, even if the 2005 Fiscal Year Operating Income Goal is later achieved and such shares shall vest in accordance with their terms on September 28, 2007.

--------------------
/1/ "Shares" will be replaced with "Units" in the Vesting Schedule applicable to Units issued pursuant to these resolutions.

     One-third of the number of Shares granted pursuant to this Award (rounded upwards to the next highest whole number of Shares (the "Second Vesting Shares") shall vest (the "2006 Fiscal Year Operating Income Goal") if Operating Income (as defined below) for the fiscal year of the Company ending September 30, 2006 (the "2006 Fiscal Year") is at least 32.25% greater than Operating Income (as defined below) for the 2004 Fiscal Year. This accelerated vesting, if any, will be effective on the later of December 15, 2006 or ten (10) business days after the release of the annual financial statements included in the Company's Annual Report on Form 10-K for the 2006 Fiscal Year (the "Second Vesting Date"). If the 2006 Fiscal Year Operating Income Goal is not met by the Second Vesting Date, there shall be no acceleration of the vesting of the Second Vesting Shares, even if the 2006 Fiscal Year Operating Income Goal is later achieved and such shares shall vest in accordance with their terms on September 28, 2007.

     "Operating Income" with respect to any fiscal year is defined as total operating revenues less total operating expenses determined on a consolidated basis reported in the annual financial statements included in the Company's Annual Report on Form 10-K for such fiscal year.

     Participant acknowledges and agrees that the Units subject to this Award shall vest only by Participant continuing employment at the will of the Company (not through the act of being hired, being granted this Award or acquiring shares hereunder). Participant further acknowledges and agrees that nothing in this Award nor in the Company's 2002 Universal Stock Incentive Plan (the "2002 Plan"), which is incorporated herein by this reference, affects the Company's right to terminate, or to change the terms of, the Participant's employment at any time, with or without cause.

     Participant acknowledges that, from time to time, the Company may be in a "Blackout Period" and/or subject to applicable securities laws that could subject the Participant to liability for engaging in any transaction involving the sale of the Company's shares. Participant further acknowledges and agrees that, prior to the sale of any shares acquired under this Award, it is Participant's responsibility to determine whether or not such sale of shares will subject Participant to liability under insider trading rules or other applicable securities laws.

     Participant understands that the Award is subject to Participant's consent to access the 2002 Plan prospectus, the 2002 Plan, the Award Agreement (collectively, the "2002 Plan Documents") in electronic form through the People Page on the Company's Intranet. By signing below and accepting the grant of the Award, you: (i) consent to access electronic copies (instead of receiving paper copies) of the 2002 Plan Documents via the Company's Intranet; (ii) represent that you have access to the Company's Intranet; (iii) acknowledge receipt of electronic copies, or that you are already in possession of paper copies, of the 2002 Plan Documents and the Company's [2003] Annual Report; and (iv) acknowledge that you are familiar with and accept the Award subject to the terms and provisions of the 2002 Plan Documents.

     Participant may receive paper copies of the 2002 Plan Documents by requesting them in writing addressed to Stock Administration at One Franklin Parkway, San Mateo, CA 94403-1906.

     In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me pursuant to this Award. Please note that this designation applies only to this Award and not to any prior awards or grants under the 2002 Plan.


        NAME: (Please print):___________________________________________
                             (First)         (Middle)         (Last)


        SSN/SIN/National Tax ID:________________________________________


        ADDRESS:             ___________________________________________


                             ___________________________________________
                             (Please include Country and Zip/Postal Code)

        TELEPHONE NO.:       ___________________________________________
                             (Please include country and/or area code)


        RELATIONSHIP:        ___________________________________________

        PERCENTAGE:          ___________________________________________
                             (Enter the % you wish your beneficiary(ies)
                              to receive)

     By your electronic signature and by the acceptance of the Company's representative below, you and the Company agree that the Award is granted under and governed by the terms and conditions of the 2002 Plan and the Award Agreement.

PARTICIPANT:                                  FRANKLIN RESOURCES, INC.


________________________________________      __________________________________
Participant's Name                            Barbara J. Green, Vice President